Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Hitor Group, a Nevada corporation (the Company) on Form 10 K for the year ending December 31, 2013, as filed with the Securities and Exchange Commission (the Report) I Ken Martin, CEO and CAO of the Company, certify, pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ken Martin
_______________________________
Ken Martin, CEO, CAO
Dated:  May 20, 2014